Exhibit 10.1

CANCELLATION AMENDMENT OF

EMPLOYMENT AGREEMENT

WHEREAS, Cboe Global Markets, Inc. (“Cboe”) previously acquired Bats Global Markets, Inc. (“Bats”) and succeeded to that certain Employment Agreement dated as of December 17, 2015, by and between Bats Global Markets, Inc., a Delaware corporation (“Bats”), and Dave Howson (the “Executive”) and effective on January 1, 2016 (the “UK Employment Agreement”);

WHEREAS, pursuant to paragraph 20 of the UK Employment Agreement, the UK Employment Agreement may be amended or canceled only by mutual agreement of the parties in writing; and

WHEREAS, Cboe has determined to cancel the UK Employment Agreement and the Chief Executive Officer of Cboe has agreed to designate the Executive as a participant in this corporation’s Executive Severance Plan at the level of an EVP, effective upon the later to occur of the execution of this Cancellation Amendment and the Executive becoming a resident of the U.S.

NOW, THEREFORE, IT IS RESOLVED that by virtue and in exercise of the power reserved to Cboe pursuant to paragraph 20 of the UK Employment Agreement, the UK Employment Agreement be and is amended, effective no later than the date this Cancellation Amendment is fully executed or the date the Executive becomes a resident of the U.S., by adding the following new paragraph A immediately prior to paragraph 1 of the UK Employment Agreement as a part thereof:

“A. Cancellation.  This Agreement be and is cancelled and terminated.”

IN WITNESS WHEREOF, this Cancellation Amendment is executed as of this 16th day of November, 2022.

CBOE GLOBAL MARKETS, INC.

By: /s/ Edward T. Tilly

Its: Chairman and CEO

Dave Howson

/s/ D. Howson